UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2006
Date of Report (Date of earliest event reported)

CANYON COPPER CORP.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-33189	88-0452792
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 408 - 1199 West Pender Street
Vancouver, BC, Canada		V6E 2R1
(Address of principal executive offices)		(Zip Code)

(604) 331-9326
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Changes In Control Of Registrant

Under a Share Transfer Agreement dated October 3, 2006 (the "Share Transfer Agreement"), Mark A. Reynolds acquired a total of 9,999,998 shares of common stock of Canyon Copper Corp. (the “Company”), representing approximately 15.2% of the current issued and outstanding shares of common stock from the Company’s former president, Brent Jardine. Mr. Reynolds paid an aggregate consideration of $999.99 for the shares from his personal funds.

Item 5.02	Departures Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers;

On October 2, 2006, Mark A. Reynolds was appointed as a member of the Board of Directors of the Company. On October 6, 2006 Mr. Reynolds was subsequently appointed as the Company’s Vice President of Finance.

Mr. Reynolds currently receives consulting fees of $10,000 per month under a consulting agreement dated January 19, 2006. Mr. Reynolds will continue to receive the consulting fees as the Company’s Vice President of Finance.

Item 9.01	Financial Statements And Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release dated October 4, 2006.

99.2	News Release dated October 6, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON COPPER CORP.

Date: October 6, 2006	By:	/s/ Kurt Bordian
KURT BORDIAN
Chief Financial Officer